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                                                                    Exhibit 21.1

                      ORGANIZATIONAL LIST OF SUBSIDIARIES
                           MAXUS ENERGY CORPORATION


(Subsidiaries are shown as indented under their immediate parent.)


MAXUS ENERGY CORPORATION
     Wheeling Gateway Coal Company
     MAXUS INTERNATIONAL ENERGY COMPANY
          Falcon Seaboard, Inc.
          Maxus Angola, Inc.
          Maxus Aru Inc.
          Maxus Bolivia, Inc.
          Maxus Bulgaria, Inc.
          Maxus Chile, Inc.
          Maxus China (C.I.) Ltd.
          Maxus Colombia, Inc.
               Diamond Shamrock China Petroleum Limited
          Maxus Denmark, Inc.
          Maxus Egypt, Inc.
          Maxus Energy Co. (U.K.) Limited
          Maxus Energy Global B.V.
          Maxus Ethiopia, Inc.
          Maxus Fifi Zaitun, Inc.
          Maxus Gabon Inc.
          Maxus International Services Company
          Maxus Madagascar, Inc.
          Maxus Mahdia East, Inc.
          Maxus Morocco, Inc.
          Maxus New Zealand Limited
          Maxus North Sea, Inc.
          Maxus Paraguay, Inc.
          Maxus Slovakia, Inc.
               Maxus Bratislava Association  (50%)
          Maxus Southeast Asia New Ventures, Inc.
          Maxus Spain, Inc.
          Maxus Tasmania, Inc.
          Maxus Tunisia Inc.
          Maxus Venezuela (C.I.) Ltd.
          Natomas Company
               Natomas Overseas Finance N.V.
               Natomas Energy Company
                    Maxus Ecuador Inc.
                    Maxus Energy Trading Company
                    Maxus Northwest Java, Inc.
                    Maxus Southeast Sumatra Inc.
                    Natomas Trading Company
                    Thermal Power Company
                    Transworld Petroleum Corporation

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     MAXUS EXPLORATION COMPANY
          Maxus Gas Marketing Company
          Maxus Industrial Gas Company
          Maxus Offshore Exploration Company
               Diamond Shamrock Offshore Partners Limited
               Partnership (Partnership)
                    Diamond Shamrock Offshore Pipeline Company
          Natomas North America, Inc.
          Trice Properties, Inc.
          MAXUS CORPORATE COMPANY
               Biospecific Technologies, Inc.
               Boja Realty Corp.
                   Quail Hollow Properties, Inc.
               Chemical Land Holdings, Inc.
               Crile Road Investments, Inc.
               CSBWMD All Terrain Vehicles, Inc.
               Delaware City Plastics Corporation
               Diamond Alaska Coal Company
                    Granite Point Coal Port, Inc.
               Diamond Gateway Coal Company
                    Gateway Coal Company (a Penn. Partnership)
               Diamond Shamrock Europe Limited
               Diamond Shamrock Venezolana, S.A.
               Diatecnica Comercio e Participacoes Ltda. (99.99%) DSC Acquisition, Inc.
               DSC Holdings, Inc.
               DSC Investment Management Company
               DSC Receivables, Inc.
               DST Corporation
               Duolite International, Inc.
               Emerald Mining Company
               Gateway Land Company
               Greenstone Assurance Ltd.
               Insulating Aggregates, Inc.
               Leon Properties, Inc. (d/b/a Riverside Farms)
                    RMC Securities, Inc.
               Lone Creek Coal Company
               Maxus Agricultural Chemicals, Inc.
                    DSC Products International, Inc.
                    Fint Corporation
                         DS Investments, S.A.
               Maxus Aviation Company
               Maxus International Corporation
               Maxus Realty Company
               OCV Corporation
               QHRP Investments, Inc.
               The Harbor Land Company
               Tidewater Services Corporation
               V.E.P. Corporation

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